Exhibit 2.1

AMENDMENT NO. 2 TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the “Amendment”) is executed as of this April 25, 2016 (the “Effective Date”) by and among GOM HOLDINGS, LLC, a Delaware limited liability company (the “GOM”), PEDEVCO CORP., a Texas corporation (“PEDEVCO”), and WHITE HAWK ENERGY, LLC, a Delaware limited liability company and wholly-owned subsidiary of PEDEVCO (“Merger Sub”).  Capitalized terms used below and otherwise not defined herein shall have the meanings given to them in the Reorganization Agreement (as defined below).

W I T N E S S E T H

WHEREAS, on December 29, 2015, GOM, PEDEVCO and Merger Sub entered into that certain Agreement and Plan of Merger and Reorganization, as amended March 1, 2016 (the “Reorganization Agreement”), which agreement contemplates, among other things, PEDEVCO’s acquisition of GOM through an exchange of certain shares of PEDEVCO’s common and preferred stock for 100% of the limited liability company membership interests of GOM (the “Merger”);

WHEREAS, pursuant to the Reorganization Agreement, the Reorganization Agreement may be terminated at the discretion of any party if the Closing has not occurred by April 15, 2016, unless the Closing date is extended with the consent of both GOM and PEDEVCO;

WHEREAS, due to unforeseen delays, the Closing did not occur on or before April 15, 2016; and

WHEREAS, the Parties desire to amend the Reorganization Agreement to remove the closing date deadline, as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendment and Restatement of Section 13(c)(1) of the Reorganization Agreement.  Section 13(c)(1) of the Reorganization Agreement is hereby amended and restated in its entirety to read as follows:

“(1) By Any Party.  This Agreement may be terminated at the discretion of any party for any reason at any time.”

2. Limited Effect.  Except as amended hereby, the Reorganization Agreement shall remain in full force and effect, and the valid and binding obligation of the Parties thereto.

3. Consideration.  Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Amendment and the transactions contemplated herein.

4. Effect of Amendment. Upon the effectiveness of this Amendment, each reference in the Reorganization Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Reorganization Agreement as modified or amended hereby.

5. Reconfirmation of Reorganization Agreement. The Parties hereby reaffirm all terms and conditions made in the Reorganization Agreement, to the extent the same are not amended hereby.

6. Governing Law.  THIS AMENDMENT, AND ANY DISPUTES ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE PARTIES’ RELATIONSHIP TO EACH OTHER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

8. Delivery by Facsimile or in .pdf Format. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or in .pdf format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument shall raise the delivery of an agreement or signature by facsimile machine or in .pdf format as a defense to the formation of a contract and each such Party forever waives any such defense.

9. Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Amendment and the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, have caused this Amendment to Agreement and Plan of Reorganization to be duly executed and delivered as of the date first written above.

“GOM”

GOM HOLDINGS, LLC

By: /s/ David S. Steinberg

Name:  David S. Steinberg

Title:  Authorized Signatory

“PEDEVCO”

PEDEVCO CORP.

By:  /s/ Frank C. Ingriselli

Name: Frank C. Ingriselli

Title: Chairman and CEO

“MERGER SUB”

WHITE HAWK ENERGY, LLC

By:  /s/ Frank C. Ingriselli

Name: Frank C. Ingriselli

Title: Chairman and CEO

Signature Page to Amendment No. 2 to Agreement and Plan of Merger and Reorganization